EXHIBIT 10.1

TESCO CORPORATION 2017 LONG-TERM INCENTIVE PLAN
ARTICLE I
INTRODUCTION AND DEFINITIONS
1.1        Purpose. The Tesco Corporation 2017 Long-Term Incentive Plan is intended to promote the interests of Tesco Corporation, an Alberta corporation, and its stockholders by encouraging Employees, Service Providers and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to ERISA, and shall be administered accordingly.
1.2        Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 51% or more of the combined voting power, as determined by the Committee and (ii) any trades or businesses, whether or not incorporated, which are members of controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” shall mean only a “parent corporation” of the Company or a “subsidiary corporation” of the Company or of any such parent corporation (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to grants of Non-Qualified Options, or Stock Appreciation Rights, the term “Affiliate” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.
“Award Agreement” means the written agreement pursuant to the Plan between the Company and a Participant evidencing the grant of an Award and the terms and conditions thereof.
“Awards” means, collectively, cash awards, Options, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Restricted Stock Unit Awards, and Other Stock or Performance-Based Awards.
“Board” means the Board of Directors of the Company; provided, however, that to the extent necessary with respect to any Award intended to comply with and result in Performance-Based Compensation, the term “Board” shall mean the Committee.
“Business Criteria” means those criteria set forth in Section 9.2(b) as the standards for measurement of the performance of the Company in connection with Performance Goals.
“Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A) in the case of any Award that is an Option, the excess of the Market Value Per Share over the Exercise Price or (B) in the case of an Award of Restricted Stock, the Market Value Per Share of Restricted Stock, multiplied by the number of shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.
“Change of Control” means the occurrence of any one of the following events:
(i)        Any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of either (A) the combined voting power of the Company’s then outstanding voting securities (“Outstanding Company Voting Securities”) or (B) the then outstanding shares of Common Stock (“Outstanding Stock”); provided, however, that for purposes of this paragraph (i), any incremental increase in ownership by a Person that already owns fifty percent (50%) or more of, as applicable, the Outstanding Company Voting Securities or Outstanding Stock, shall not constitute a Change of Control;
(ii)    The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of a majority

EXHIBIT 10.1

of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (such individuals, the “Incumbent Board”);
(iii)    There is consummated a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction (a “Business Combination”), unless immediately following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than fifty percent (50%) of, as applicable, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
(iv)    Any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) assets of the Company having a total gross fair market value (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vii)) equal to or more than fifty percent (50%) of the total gross fair market value (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vii)) of all of the assets of the Company immediately before such acquisition or acquisitions; provided, however, that there is no Change of Control under this paragraph (iv) if such assets are acquired by: (A) a stockholder of the Company (immediately before the asset acquisition) in exchange for or with respect to its stock; (B) a Person that owns, directly or indirectly, fifty percent (50%) or more of the Outstanding Stock or Outstanding Company Voting Securities immediately prior to such acquisition; or (C) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in the immediately preceding clause (B);
(v)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code with respect to an Award, a Change of Control shall be deemed to have occurred for purposes of the payment or settlement of such Award only if a “change in the ownership of the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and administrative guidance thereunder.
“Committee” means the Compensation Committee of the Board; provided, however, if the Compensation Committee is not comprised of two or more members of the Board, each of whom qualifies as both an “outside director” (within the meaning of Section 162(m)(4)(C)(i) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act), then the Board shall appoint a committee (which shall constitute the “Committee”) of two or more members of the Board, each of whom qualifies as both an “outside director” (within the meaning of Section 162(m)(4)(C)(i) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act).
“Common Stock” means the common stock, par value $.01 per share, of the Company.
“Company” means Tesco Corporation, an Alberta corporation, or any successor thereto which assumes and continues the Plan.
“Covered Employee” means the Chief Executive Officer of the Company and any other person who is, or who is designated by the Committee at the time of grant of an Award as likely to be, a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
“Disability” means the condition of being unable to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days during any 365-day period, in either case as

EXHIBIT 10.1

a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Participant (or his or her guardian) and the Company, provided that if the Employee or Non-Employee Director (or his or her guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director (or his or her guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s Disability. Notwithstanding the foregoing, (i) with respect to any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treas. Reg. §1.409A-3 (i)(4), then the term “Disability” shall mean, but only with respect to the income so affected, (a) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (b) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three months under the Company’s accident and health plan; and (ii) with respect to an Incentive Stock Option, “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, determined in accordance with Sections 22(e)(3) and 422(c)(6) of the Code.
“Disabled” means being in a condition or state that constitutes Disability.
“Disqualifying Disposition” means, with respect to shares of Common Stock acquired by the exercise of an Incentive Stock Option, a “disqualifying disposition” within the meaning of Section 422 of the Code.
“Effective Date” means, with respect to the Plan, the date that the Plan is adopted by the Board, but only if the Plan as so adopted is approved by the stockholders of the Company not more than one year after the date of such adoption. The Effective Date, as so defined, is January 20, 2017.
“Employee” means any employee of the Company or an Affiliate, including any such employee who is an officer or director of the Company or of an Affiliate.
“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means (a) with respect an Option, the purchase price of shares (or, of each share, as the context requires) of Common Stock under such Option, as specified in the Award Agreement, and (b) with respect to a Stock Appreciation Right, the value assigned to the Stock Appreciation Right under the Award Agreement and used in the determination of the Spread for such Stock Appreciation Right. The Exercise Price under an Option or Stock Appreciation Right shall be not less than the FMV Per Share on the date of grant (or not less than 110 percent of such FMV Per Share, if so required under Section 3.4).
“Fair Market Value” and “FMV Per Share” mean, with respect to shares of Common Stock, the average of the closing prices of the Common Stock on all national securities exchanges on which such shares are trading for the date of the determination, or if there are no sales of shares of Common Stock on such exchanges on such date, for the most recent preceding day as of which sales of shares of Common Stock have occurred on such exchanges. If shares of the Common Stock are not listed or admitted to trading on any exchange as of the determination date, the Board shall, in good faith, determine the fair market value of such shares using a reasonable application of any reasonable valuation method selected by the Board in its discretion.
“Forfeit” (and variations thereof, whether or not capitalized) means to lose a Participant’s rights under an Award prior to its vesting (or, in the case of an Option or a Stock Appreciation Right, prior to its exercise, even if such Option or Stock Appreciation Right has vested) as a result of cancellation, revocation, lapse or expiration of the Award in accordance with the Plan and the terms of the Award Agreement; and “forfeiture” means the loss of the rights that are so forfeited.
“Full-Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is delivered or settled by the issuance of shares of Common Stock.

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“Incentive Stock Option” means any option that satisfies the requirements of Section 422 of the Code and is granted pursuant to ARTICLE III of the Plan.

“Market Value Per Share” means the higher of the FMV Per Share and the price per share of Common Stock, if any, payable pursuant to the Change of Control. “Market Value Per Share” shall apply only if Cash Value is to be determined and paid pursuant to Section 10.9.
“Non-Employee Director” means a person who is a member of the Board but who is neither an Employee nor a Service Provider of the Company or any Affiliate.
“Non-Qualified Option” means an Option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to ARTICLE II of the Plan.
“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Option, or both, as applicable.
“Option Expiration Date” means the date determined by the Committee and set forth in the Award Agreement relating to an Option, as the latest date on which that Option may be exercised under any circumstance, which shall not be more than ten (10) years (or, in the case of certain Incentive Stock Options, five (5) years, as provided in Section 3.4) after the date of grant of an Option.
“Optionee” means a Participant who holds an Option that has not terminated by forfeiture, expiration or otherwise, and the guardian of the Participant or the estate of a deceased Participant to the extent exercise thereby is permitted under the Plan.
“Other Stock or Performance-Based Award” means an Award granted pursuant to ARTICLE VIII that provides a Participant the right to receive shares of Common Stock, or a right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting a stated or determinable amount denominated in cash or shares of Common Stock or both.
“Participant” means an eligible Non-Employee Director, Employee or Service Provider who has been granted and holds an Award that has neither been forfeited nor settled in connection with its vesting or exercise, as applicable.
“Pay”, “paid”, “payment”, “payable”, and variations thereof, and “settle”, “settled”, “settlement” and variations thereof, shall, unless the context clearly indicates otherwise, mean the settlement and satisfaction of an Award, in whole or in part, whether by the payment of cash, the delivery of shares of Common Stock, or any combination of the foregoing by the Company.
“Performance-Based Compensation” means “performance-based compensation” within the meaning of Section 162(m) of the Code.
“Performance Criteria” means the conditions and requirements specified in the Award Agreement and in accordance with the Plan relating to a given Award, which may constitute a “substantial risk of forfeiture” within the meaning of Sections 83 and/or 409A of the Code, as applicable, and which shall require:
(i)        the future performance of substantial services by the Participant to the Company or its Affiliates, and/or
(ii)        the occurrence or attainment of one or more conditions that are related to the purpose of the Award and the compensation that may be earned thereunder, the timely attainment or fulfillment of which shall constitute a precondition for vesting of the Award.

“Performance Goal(s)” means Performance Criteria based on Business Criteria and established and determined in accordance with ARTICLE IX.
“Performance Period” means a period of not less than twelve (12) months and not more than sixty (60) months with respect to which the Committee may establish Performance Goals.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate, (ii) a trustee or other fiduciary holding

EXHIBIT 10.1

securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Outstanding Stock of the Company.
“Phantom Stock” means an Award granted pursuant to ARTICLE V that provides a Participant the right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting a stated or determinable amount denominated in shares of Common Stock.
“Phantom Stock Award” means an Award of Phantom Stock, granted pursuant to ARTICLE V.
“Plan” means the Tesco Corporation 2017 Long-Term Incentive Plan.
“Prior Plan” has the meaning set forth in Section 12.15.
“Restricted Period” means the period during which an Award is subject to forfeiture and/or is not exercisable.
“Restricted Stock” means one or more shares of Common Stock granted under ARTICLE VI of the Plan that are not vested and remain subject to forfeiture.
“Restricted Stock Unit” means an Award granted pursuant to ARTICLE VII that provides a Participant the right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting, the value of the number of notional shares vested in shares of Common Stock, cash or a combination of both.
“Restricted Stock Unit Award” means an Award of Restricted Stock Units, granted pursuant to ARTICLE VII.
“SAR Expiration Date” means the date determined by the Committee and set forth in the Award Agreement relating to a Stock Appreciation Right as the latest date on which that Stock Appreciation Right may be exercised under any circumstance, which shall not be more than ten (10) years after the date of grant of the Stock Appreciation Right.
“Service Provider” means any individual, other than a Non-Employee Director or an Employee, who renders services to the Company or an Affiliate, whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
“Securities Act” means the Securities Act of 1933, as amended.
“Spread” means, in the case of a Stock Appreciation Right, the excess of (i) the FMV Per Share on the date of exercise of the Stock Appreciation Right over (ii) an amount not less than the Exercise Price of the Stock Appreciation Right.
“Stock Appreciation Rights” means an Award granted pursuant to ARTICLE IV that provides a Participant the right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon exercise an amount equal to the Spread.
“Taxable year” unless otherwise indicated, means the taxable year of the Company.
“Termination” (whether or not capitalized) means the end of the Participant’s Employment, status as a member of the Board, or engagement or relationship as a Service Provider, as the case may be, which is intended and reasonably anticipated by the Company to result in the permanent cessation of services by the Participant to the Company and its Affiliates in such capacity. Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under an Award, but where such tax would not apply or be imposed if the meaning of the term “termination” included and met the requirements of a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), then the term “termination” herein shall mean, but only with respect to the income so affected, an event, circumstance or condition that constitutes both a “termination” as defined in the preceding sentence and a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h). In the case of an Incentive Stock Option, “termination” shall mean the cessation of the requisite employment relationship determined in accordance with Section 421 of the Code.
“Vest,” “vesting” and variations thereof (whether or not capitalized), means (i) with respect to an Award other than an Option, the lapsing or elimination of the Participant’s risk of forfeiture with respect to such Award, and (ii) with respect to an

EXHIBIT 10.1

Option, such Option becoming exercisable, in each such case by reason of the timely satisfaction, as determined by the Committee (or, if otherwise provided in this Plan, by the Board), of the Performance Criteria for such Award.
1.3    Shares Subject to the Plan.
(a)        Authorized Shares. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 1.3(f), the total number of shares of Common Stock reserved and available for issuance in connection with Awards under the Plan shall not exceed 3,000,000 shares. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 2,000,000 shares. The shares of Common Stock to be delivered under the Plan shall be fully paid and nonassessable and may be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the open market. No fractional shares shall be issued under the Plan. Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash.
(b)     Share Counting. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan, minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards. For purposes of the immediately preceding sentence, (i) Awards of Options and Stock Appreciation Rights shall count against the number of shares remaining available for issuance pursuant to Awards granted under the Plan as one (1) share of Common Stock for each share of Common Stock subject to such Awards, and (ii) Full Value Awards shall count against the number of shares of Common Stock remaining available for issuance pursuant to Awards granted under the Plan as one and seventy-threeone-hundredths (1.73) shares of Common Stock for each share of Common Stock covered by such Awards.
(c)    Availability of Shares Not Issued Under Awards. Shares of Common Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash, or otherwise terminated shall be added back to the Plan’s share reserve. With respect to any Options and Stock Appreciation Rights that expire or are canceled, forfeited, exchanged, settled in cash, or otherwise terminated, the Plan’s share reserve shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Awards. With respect to any Full-Value Awards that expire or are canceled, forfeited, exchanged, settled in cash, or otherwise terminated, the Plan’s share reserve shall be credited with one and seventy-three one-hundredths (1.73) shares of Common Stock for each share of Common Stock subject to such Awards. Notwithstanding the foregoing, shares of Common Stock subject to an Award under this Plan may not again be made available for issuance under the Plan if such shares of Common Stock are: (i) shares of Common Stock delivered to or withheld by the Company to pay the exercise price of an Option; (ii) shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes related to an Award; or (iii) shares of Common Stock repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of a Participant. For the avoidance of doubt, when Stock Appreciation Rights are exercised and settled in shares of Common Stock, the full number of shares of Common Stock exercised shall no longer be available for issuance under the Plan.
(d)        Certain Limitations on Awards to Employees and Service Providers. The maximum number of shares of Common Stock subject to Options or Stock Appreciation Rights awarded to any one Employee or Service Provider pursuant to this Plan in any calendar year shall not exceed 2,000,000 shares. The maximum number of shares of Common Stock which may be subject to Full-Value Awards made to any one Employee or Service Provider pursuant to this Plan in any calendar year shall be 1,500,000 shares. The maximum amount of compensation which may be paid to any Employee or Service Provider in any calendar year pursuant to Awards that shall be settled in cash shall not exceed $7,500,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(f).
(e)        Certain Limitations on Awards to Non-Employee Directors. The maximum number of shares of Common Stock subject to Options or Stock Appreciation Rights awarded to any one Non-Employee Director pursuant to this Plan in any calendar year shall not exceed 400,000 shares. The maximum number of shares of Common Stock which may be subject to Full-Value Awards made to any one Non-Employee Director pursuant to this Plan in any calendar year shall be 300,000 shares. The maximum amount of compensation which may be paid to any Non-Employee Director in any calendar year pursuant to Awards that shall be settled in cash shall not exceed $500,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(f).
(f)        Share Adjustments. Notwithstanding the above, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination

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of shares or the like, the aggregate number and class of securities available under the Plan shall be appropriately adjusted by the Board. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to preserve the fair value of Awards subject to the Plan, the Board shall adjust any or all of the following so that the fair value of the Award immediately after the event is equal to the fair value of the Award immediately prior to the event: (i) the remaining number of authorized shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to each and all outstanding Awards, (ii) the Exercise Price or other similar value with respect to an Award, (iv) the Performance Goals applicable to any outstanding Awards intended to qualify as Performance-Based Compensation (subject to such limitations as appropriate under Section 162(m) of the Code), and (v) any other terms of an Award that are affected by the event. Any adjustments to an outstanding Option or Stock Appreciation Right shall be made (x) without change in the total Exercise Price applicable to the Option or Stock Appreciation Right or any unexercised portion of the Option or Stock Appreciation Right (except for any change in such aggregate price resulting from rounding-off of share quantities or prices) and (y) with any necessary corresponding adjustment in Exercise Price per share. Notwithstanding the foregoing, all such adjustments, if any, shall be made in a manner consistent with the requirements of Section 409A of the Code in the case of an Award to which Section 409A of the Code is applicable or would be so as a result of or in connection with any actual or proposed adjustment(s), in a manner consistent with the requirements of Section 424(a) of the Code in the case of Incentive Stock Options, and in a manner consistent with Section 162(m) of the Code in the case of any Award held by a Covered Employee and intended to constitute Performance-Based Compensation. The Board’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.
1.4        Prohibition of Repricing of Options and Stock Appreciation Rights Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities, or similar transaction(s)), in no event shall the Exercise Price of an Option or Stock Appreciation Right be reduced following the grant of the Option or Stock Appreciation Right, nor shall an Option or Stock Appreciation Right be cancelled in exchange for a replacement Option or Stock Appreciation Right with a lower Exercise Price or in exchange for another type of Award or cash payment without stockholder approval. Notwithstanding the foregoing, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 1.3(f) and may be made to make changes to achieve compliance with applicable law, including Section 409A of the Code.
1.5        Administration of the Plan. The Plan shall be administered by the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)  to interpret the Plan and all Awards under the Plan;

(b)  to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan;
(c)  to make all other determinations necessary or advisable for the administration of the Plan;
(d)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan;
(e)  to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award;
(f)  to determine the type of Award granted and to designate Options as Incentive Stock Options or Non-Qualified Options;
(g)  to determine the Fair Market Value of shares of Common Stock or other property;
(h)  to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the Exercise Price or purchase price of shares of Common Stock purchased pursuant to any Award, (ii) the method of payment for shares of Common Stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding of shares of Common Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Business Criteria and Performance Goals applicable to an Award intended to qualify as Performance-Based Compensation and the extent to which such Performance Goals have been achieved, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination on any of the foregoing, and

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(viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(i)  to determine whether an Award will be settled in shares of Common Stock, cash, or in any combination thereof;
(j)  to approve one or more forms of Award Agreement;
(k)  to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(l)  to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares of Common Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination; and
(m) to the extent permitted by applicable law, and at all times in compliance therewith, to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards.
Any action taken or determination made by the Committee (or, where applicable, the Board) pursuant to this and the other sections of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any Participant, holder or beneficiary of an Award, any stockholder and any Employee, Service Provider or Non-Employee Director. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification to the fullest extent permitted by law and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising from or in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in the performance of his/her duties.

1.6        Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it, subject to the terms and conditions set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may in good faith deem relevant. No member of the Committee shall vote or act upon any matter relating solely to himself/herself and shall affirmatively and formally recuse from any such actions (or discussions) at the earliest possible moment. Grants of Awards to members of the Committee must be ratified by the Board. In no event shall any Employee, Service Provider or Non-Employee Director, nor his, her or its legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan, except to such extent, if any, as permitted under the Plan and as the Board or the Committee may determine.
1.7    Term of Plan. The Plan shall become effective on the Effective Date. No Award shall be granted under the Plan prior to the date on which the Plan is approved by the stockholders of the Company, unless its grant, vesting and settlement are expressly conditioned upon the approval of the Plan by the stockholders of the Company within twelve (12) months of the date the Plan was adopted by the Board. If the Plan is not approved by the stockholders of the Company within twelve (12) months of the date the Plan was adopted by the Board, all Awards, if any, granted under the Plan shall be automatically cancelled without any action required by the Company, the Board or the Committee and without any payment or consideration. If the Plan is timely approved by the stockholders of the Company and becomes effective, neither Awards properly granted under the Plan nor the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall terminate by reason of the expiration of the term of the Plan. If not sooner terminated under the provisions of Section 1.8, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.
1.8    Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that, except as permitted under Section 10.9 in connection with a Change of Control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to

EXHIBIT 10.1

meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants), suspension or termination of the Plan may without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself; and provided further that, no amendment shall be effective prior to its approval by the stockholders of the Company, to the extent such approval is required by (a) applicable legal requirements or (b) the requirements of any securities exchange on which the Company’s stock may be listed.
ARTICLE II
NON-QUALIFIED OPTIONS
2.1        Eligibility. The Committee may grant Non-Qualified Options to purchase shares of Common Stock to any Employee, Service Provider and Non-Employee Directors according to the terms set forth below.
2.2        Exercise Price. The Exercise Price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Option granted under this ARTICLE II shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Non-Qualified Option.
2.3        Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Option Expiration Date, the number of shares of Common Stock to which the Option pertains, the time or times at which such Option shall vest and be exercisable and such other terms and conditions not inconsistent with this ARTICLE II as the Committee shall determine.

2.4        Terms and Conditions of Non-Qualified Options.
(a)  Option Period and Conditions and Limitations on Exercise. No Non-Qualified Option shall be exercisable prior to vesting, after forfeiture or later than the Option Expiration Date.
(b)  Exercise. Options granted under this Plan shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares being purchased and, unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the Exercise Price for each Option shall be made (i) in cash or by certified check payable and acceptable to the Company, or (ii) subject to such conditions and requirements as the Committee may specify, at the written request of the Optionee, by the Company’s withholding from shares otherwise deliverable pursuant to the exercise of the Option shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above. If the Committee so requires, Optionee shall also deliver written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. The exercise shall be effective only upon the satisfaction of the foregoing requirements, as applicable. Delivery of the shares of Common Stock subject to the exercise shall be effected within ten (10) business days of the date of exercise.
(c)  Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Board or the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board.
2.5        Vesting of Common Stock Acquired on Exercise. Unless otherwise specified in the Award Agreement relating to an Option, all shares of Common Stock purchased by the exercise of an Option shall be fully vested from the time of their acquisition by exercise of the Option.

ARTICLE III
INCENTIVE STOCK OPTIONS
The terms specified in this ARTICLE III shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this ARTICLE III, all the provisions of ARTICLE II shall be applicable to Incentive Stock Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this ARTICLE III.

EXHIBIT 10.1

3.1     Eligibility. Incentive Stock Options may only be granted to Employees.
3.2       Exercise Price. Subject to Section 3.4, the Exercise Price per share shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of the Incentive Stock Option.
3.3        Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (plus the fair market value of shares determined as of the respective date or dates of grant) of all options under any other option plan of the Company or any Affiliate that become exercisable for the first time as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be determined in accordance with Section 422 of the Code.
3.4        10% Stockholder. If any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, then the Exercise Price per share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant, and the Option Expiration Date shall not be later than the fifth anniversary of the date of grant of such Option. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.
3.5        Incentive Stock Options Not Transferable. No Incentive Stock Option granted hereunder (a) shall be transferable other than by will or by the laws of descent and distribution and (b) except as provided in the Award Agreement permitted under Section 422 of the Code, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his or her guardian).
3.6        Compliance with Section 422 of the Code. All Options that are intended to be Incentive Stock Options described in Section 422 of the Code shall be designated as such in the Award Agreement for such Option, shall be granted on or before the tenth anniversary of the Effective Date, shall have an Option Expiration Date not later than the tenth anniversary of the date of grant of such Option, and shall, in all respects, be issued in compliance with Section 422 of the Code.
3.7        Limitations on Exercise. No Incentive Stock Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.
3.8        Notification of Disqualifying Disposition. Any Employee who receives an Incentive Stock Option grant shall be required to notify the Committee of any Disqualifying Disposition of any shares of Common Stock issued pursuant to the exercise of the Incentive Stock Option within ten (10) days of such Disqualifying Disposition.
ARTICLE IV
STOCK APPRECIATION RIGHTS
4.1      Eligibility. The Committee is authorized to grant Stock Appreciation Rights to Employees, Service Providers and Non-Employee Directors in accordance with the following terms and conditions.
4.2        Exercise Price. Each Stock Appreciation Right granted hereunder shall have an Exercise Price not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.
4.3        Terms. Each Stock Appreciation Right Award shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the Stock Appreciation Right, the number of shares of Common Stock to which the Stock Appreciation Right Award pertains, the time or times at which the Stock Appreciation Right shall vest (including based on the applicable Performance Criteria) and such other terms and conditions as the Committee shall determine; provided, however, a Stock Appreciation Right shall not be granted in tandem or in combination with any other Award if that would (i) cause application of Section 409A of the Code to the Award or (ii) result in adverse tax consequences under Section 409A of the Code should that Code section apply to the Award. No Stock Appreciation Right shall be exercisable prior to vesting, after forfeiture or later than the SAR Expiration Date.
4.4        Payment of Stock Appreciation Rights. Stock Appreciation Rights granted under this Plan shall be exercised by delivery of a written notice of exercise to the Company, setting forth the number of shares with respect to which the Stock Appreciation Right is to be exercised, accompanied by full payment of all required withholding taxes, unless other arrangements

EXHIBIT 10.1

have been made with the Committee. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company (in cash or shares of Common Stock or a combination of both) equal to the Spread. Payment of the Spread shall be made within ten (10) business days of the date of exercise. Notwithstanding the foregoing, the Committee may provide in the Award Agreement, in its sole discretion, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.
ARTICLE V
PHANTOM STOCK
5.1        Eligibility and Awards. The Committee is authorized to grant Phantom Stock Awards to Employees, Service Providers and Non-Employee Directors, which are rights to receive cash or Common Stock (or a combination of both) equal to the Fair Market Value of a specified number of shares of Common Stock upon vesting, subject to the terms and conditions of this ARTICLE V.
5.2        Terms. Each Phantom Stock Award shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Phantom Stock Award pertains. The Performance Criteria upon which vesting of the Phantom Stock shall be conditioned and such other terms, conditions and requirements as the Committee shall determine shall be set forth in the Award Agreement.
5.3        Lapse of Restrictions/Payment. Upon vesting, subject to the provisions of ARTICLE XI and the terms of the Award Agreement, the Company shall pay to the Participant one share of Common Stock or cash (or a combination of both) equal to the Fair Market Value of a share of Common Stock (as provided in the applicable Award Agreement) for each share of vested Phantom Stock. Except as otherwise may be required under Section 409A of the Code, such payment shall be made in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs. Should the Participant die before receiving all vested amounts payable hereunder, the balance shall be paid to the Participant’s estate by such date.
5.4        Performance Goals. If the Committee determines that an Award of Phantom Stock to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state and it and the Award shall be subject to and comply with ARTICLE IX.

ARTICLE VI
RESTRICTED STOCK
6.1      Eligibility. All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.
6.2        Terms. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the period(s) of restriction (the Restricted Period(s)), the number of Restricted Stock granted, the applicable Performance Criteria and vesting conditions, and such other terms and conditions as the Committee shall determine.
6.3        Restrictions, Restricted Period and Vesting.
(a) Restrictions. The Restricted Stock may be subject to such Performance Criteria (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and to the right of repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to vesting, any transfer attempted of Restricted Stock shall be prohibited, ineffective and void. The Company shall have the right to repurchase or recover such forfeited shares of Restricted Stock for the lesser of (i) the amount of cash paid by the Participant to the Company therefor, if any, or (ii) the Fair Market Value of an equivalent number of the shares of Common Stock determined on the date the Restricted Stock is forfeited.
(b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, unless and until such Restricted Stock vests, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank, until such time as the restrictions on transfer have lapsed. Unless otherwise provided in the Award Agreement, the Participant holding Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions when paid or made with respect to such shares; provided, however, the Participant shall not have the right to receive dividends with respect to such Restricted Stock until the Restricted Stock vests, at which time the sum of all dividends on such Restricted Stock for

EXHIBIT 10.1

the Restricted Period shall be paid to the Participant without interest. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:
“The shares represented by this certificate have been issued pursuant to the terms of the Tesco Corporation 2017 Long-Term Incentive Plan, and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated                     , 20    .”

In addition, during any periods when Awards of Restricted Stock are made and the Company does not have in place an effective registration statement on Form S-8 or other available form permitted by the Securities and Exchange Commission, any certificate or certificates representing shares of Restricted Stock (vested or unvested) shall bear a legend similar to the following:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any other securities law. No sale, transfer or other disposition of such securities, or of any interest therein, may be made or shall be recognized unless in the satisfactory written opinion of counsel for, or other counsel satisfactory to, the issuer such transaction would not violate or require registration under the Act or other law.”
6.4        Delivery of Shares of Common. Stock. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of Restricted Stock (including the withholding requirements and other requirements of ARTICLE XI), a certificate for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant.
6.5        Performance Goals. If the Committee determines that an Award of Restricted Stock to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state and it and the Award shall be subject to and comply with ARTICLE IX.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1        Eligibility and Awards. The Committee is authorized to grant Restricted Stock Unit Awards to all Employees, Service Providers and Non-Employee Directors (“Restricted Stock Unit Awards”), subject to the terms and conditions of this ARTICLE VII.
7.2        Terms. Restricted Stock Unit Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the Restricted Period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of notional shares of Common Stock to which the Restricted Stock Unit Award pertains, and such other terms and conditions as the Committee shall determine.
7.3        Payment/Settlement of Restricted Stock Units. Subject to the withholding and other requirements of ARTICLE IX and provisions of the Restricted Stock Unit Award, the Company shall pay to the Participant an amount, in shares of Common Stock, cash or a combination of both, an amount equal to the number of notional shares of Common Stock that have vested multiplied by the Fair Market Value of a share of Common Stock as of the date of vesting. Except as otherwise may be required under Section 409A of the Code, such payment shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the Restricted Stock Unit vests. Should the Participant die before receiving all vested amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.
7.4        Performance Goals. If the Committee determines that an Award of Restricted Stock Units to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state and it and the Award shall be subject to and comply with ARTICLE IX.

ARTICLE VIII
OTHER STOCK OR PERFORMANCE-BASED AWARDS
The Committee is hereby authorized to grant to Employees, Service Providers and Non-Employee Directors “Other Stock or Performance-Based Awards,” which shall consist of a right which (a) is not an Award described in any other Article of this Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms

EXHIBIT 10.1

of this Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Awards, including the applicable Performance Criteria (if any) which shall be contained in an Award Agreement covering such Awards. Notwithstanding any other provisions of the Plan, to the extent any Other Stock or Performance-Based Awards are subject to vesting, except as otherwise may be required under Section 409A of the Code, upon the vesting of Other Stock or Performance-Based Awards, payment or the settlement of such Award shall be made (whether in cash or shares of Common Stock or a combination of both) in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs. If the Committee determines that an Other Stock or Performance-Based Award to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state and it and the Award shall be subject to and comply with ARTICLE IX.

ARTICLE IX
PERFORMANCE-BASED COMPENSATION
9.1        Awards of Performance-Based Compensation. Award Agreements for Awards that are intended and designated by the Committee as subject to the requirements for Performance-Based Compensation, other than Awards of Options and Stock Appreciation Rights, shall so state, shall specify Performance Criteria, each of which shall constitute a Performance Goal, and shall, along with the Award, be subject to and comply with this ARTICLE IX.
9.2        Performance Goals.
(a) General. Performance Goals shall be established by the Committee for each Performance Period and set forth in each Award Agreement. Each Performance Goal shall consist of and incorporate (i) one or more designated Business Criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s) or range(s) of achievement to be applied to each such Business Criteria for the Performance Period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall vest under the Performance Goal for the achievement of each specified Business Criteria at the prescribed level(s), standard(s), degree(s) or range(s). Performance-Based Compensation shall vest and shall be paid only if and to the extent vested under the Performance Goals. Performance Goals shall be established, Award shall be granted and the Award Agreement shall be provided to Participant and shall become binding at a time when the achievement of or outcome under each applicable Performance Goal is “substantially uncertain” (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the 90th day of the Performance Period or the lapse of 25 percent (25%) of the Performance Period, unless otherwise required or permitted for “performance-based compensation” under Section 162(m) of the Code. Performance Goals may differ among Awards granted to any one Participant or for Awards granted to different Participants. The Committee shall have the discretion to reduce the amount of Performance-Based Compensation payable under an Award (even if it has otherwise vested under the applicable Performance Goal) for a Participant’s negative conduct or other activities or factors as the Committee may determine, but it shall not have the authority to increase Performance-Based Compensation above the amount which vests under the Performance Goals or to pay or provide compensation in lieu of Performance-Based Compensation which does not so vest.
(b) Business Criteria. The Business Criteria are as follows and includes each of the following as well on an “adjusted basis” as determined by the Committee:

EXHIBIT 10.1

i.	stock price;
ii.	earnings per share;
iii.	increase in revenues;
iv.	increase in cash flow;
v.	cash flow per share;
vi.	increase in cash flow return;
vii.	return on net assets;
viii.	return on assets;
ix.	increase in assets;
x.	return on investment;
xi.	return on capital employed;
xii.	increase in working capital;
xiii.	return on equity;
xiv.	economic value added;
xv.	gross margin;
xvi.	net income;
xvii.	pretax earnings;
xviii.	pretax earnings before interest;
xix.	pretax earnings before interest, depreciation and amortization;
xx.	pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items;
xxi.	operating income;
xxii.	total stockholder return;
xxiii.	debt reduction;
xxiv.	successful completion of an acquisition, initial public offering, private placement of equity or debt;
xxv.	reduction of expenses.
xxvi.	cost reduction;
xxvii.	inventory turns;
xxviii.	days sales outstanding;
xxvix.	total recordable incident rates;
xxx.	service quality;
xxxi.	Cash conversion cycle;
xxxii.	Total receivables; and
xxxiii.	collection of accounts receivable.
A Performance Goal applicable to an Award may provide for a targeted level or levels of achievement measured on a GAAP or non-GAAP basis, as determined by the Committee. A Performance Goal also may (but is not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals applicable to an Award. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are

EXHIBIT 10.1

outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.
(c) Written Determinations. All determinations by the Committee as to the establishment of Performance Goals and the amount and terms of each Award shall be made in writing. In addition, the Committee shall certify in writing prior to the payment of any compensation under any Award designated as intended to comply with the requirements of Performance-Based Compensation the results under each Business Criteria on which any Performance Goal is based, whether (and, if applicable, the degree to which) each Performance Goal and each other material term of the Award were satisfied, and the resulting amount of compensation vested and payable under such Award. The Committee may not delegate any responsibility relating to Awards subject to this ARTICLE IX.
(d) Status of Awards under Section 162(m) of the Code. It is the intent of the Company that Awards granted to Covered Employees and designated as intended to comply with the requirements for Performance-Based Compensation shall comply with the requirements necessary to constitute Performance-Based Compensation under Section 162(m)(4)(c) of the Code. Accordingly, the terms of this ARTICLE IX shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of this Plan otherwise applicable to an Award that is designated as intended to comply with the requirements for Performance-Based Compensation does not so comply or is inconsistent with the provisions of this ARTICLE IX, with the effect that such Award would not comply with the requirements for Performance-Based Compensation, such other provision shall be construed or deemed amended to the extent necessary to conform to such requirements and the provisions of this ARTICLE IX shall prevail with respect to such Award, but only to the extent necessary to prevent that Award from failing to comply with the requirements for Performance-Based Compensation.
ARTICLE X
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1.    General. Awards shall be evidenced by an Award Agreement between the Company and the Participant in such forms as the Committee shall provide and may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Committee may amend an Award; provided, however, that, subject to Section 10.9, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. (Adjustments pursuant to Section 1.3(f) shall not be considered as adversely affecting a person’s rights.) The Board or the Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that subject to Section 10.9, the Board or the Committee shall not have the discretion to accelerate or waive any term or condition of an Award, to increase the amount, if any, otherwise payable in accordance with the terms of the Award, or to pay any amount in lieu of an amount not earned or vested under the terms of an Award if such Award is intended to qualify as Performance-Based Compensation and such discretion would cause the Award not to so qualify. Except in cases in which the Board or the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Alberta Business Corporations Act, no consideration other than services may be required for the grant of any Award.
10.2    Stand-Alone, Additional and Tandem Awards. Awards granted under the Plan may, in the discretion of the Board or the Committee, be granted either alone or in addition to, or in tandem with, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Any such additional or tandem Awards may be granted at any time. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any action contemplated or otherwise permitted under this Section 10.2 shall be allowed and effective only to the extent that such action would not cause or otherwise result in adverse consequences under Section 409A of the Code.
10.3    Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock, Restricted Stock, Restricted Stock Unit or Other Stock or Performance-Based Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

EXHIBIT 10.1

10.4    Securities Requirements. No exercise of any Option or any Stock Appreciation Right shall be effective, and no payment of cash or transfer of shares of Common Stock will be made unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met and the Company may require the Participant to take any reasonable action to meet such requirements. Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

10.5.    Transferability.
(a)  Non-Transferable Awards. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Restricted Stock which has vested, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section shall be void and ineffective for all purposes.
(b)  Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his or her guardian (if the Participant becomes Disabled), or in the event of his or her death, his or her legal representative or beneficiary, may exercise Options or Stock Appreciation Rights, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.
10.6    No Rights as a Stockholder. Except as otherwise provided in Section 6.3(b), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. Except as otherwise provided in Section 6.3(b) or Section 10.15, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.
10.7    Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.
10.8    Termination.
(a)  Termination for any reason. Except as otherwise provided in Section 10.8(b), upon the termination of Participant , any unvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall be forfeited and shall wholly and completely terminate and no further vesting shall occur.
(b)  Continuation. The Board or the Committee, in its discretion, may provide for the continuation of any Award beyond a Participant’s termination for such period and upon such terms and conditions as the Board or the Committee may determine, except to the extent that such continuation would cause the Award to become subject to the provisions of Section 409A of the Code or cause adverse tax consequences under Section 409A, if the Award is subject to the provisions of Section 409A. This Section 10.8(b) shall not apply to any Award intended to qualify as Performance-Based Compensation.
10.9    Change of Control.
(a) Change of Control. Unless otherwise provided in the Award Agreement, in the event of a Change of Control, any outstanding Awards shall be subject to the following rules:
(i) Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights shall be fully vested and exercisable and the Committee shall either (1) give a Participant a reasonable opportunity to exercise the Option or Stock Appreciation Right before the transaction resulting in the Change of Control, or (2) pay the Participant the difference between the exercise price for the Option and Stock Appreciation Right and the consideration provided to other similarly

EXHIBIT 10.1

situated shareholders in such Change of Control. In either case, such Option and Stock Appreciation Right shall be cancelled immediately following the Change of Control. The Committee shall not be obligated to treat all Options and Stock Appreciation Rights subject to this Section 10.9 in the same manner.
(ii) Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. Any restrictions imposed on Restricted Stock or Restricted Stock Units that are not subject to Performance Criteria shall lapse. Restricted Stock Units shall be paid in cash or stock as provided in the Award document. If Restricted Stock Units are exempt from the requirements of Section 409A of the Code, the Restricted Stock Units shall be paid within thirty (30) days following the Change of Control. If Restricted Stock Units are subject to the requirements of Section 409A of the Code, then the time of payment will depend on whether the Change of Control is a distribution event under Treas. Reg. §1.409A-3(a)(5) (a “409A Change of Control”). If the Change of Control is a 409A Change of Control, then the Restricted Stock Units subject to the requirements of Section 409A of the Code shall be paid within the thirty (30) day period following the six (6) month anniversary of the Change of Control. If the Change of Control is not a 409A Change of Control, Restricted Stock Units subject to the requirements of Section 409A of the Code shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six (6) month anniversary of the date the Participant has a Separation from Service following such Change of Control.
(iii) Vesting, Payment, and Achievement of Awards Subject to Performance Criteria. Awards subject to Performance Criteria shall vest at target.
(b) Right to Cash-Out. The Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company pursuant to this Section 10.9(b) shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld.
10.10    Payment or Settlement of Awards. Unless otherwise specified in an Award Agreement, any Award may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. For this purpose, the withholding of shares of Common Stock otherwise issuable upon settlement of an Award in order to satisfy withholding taxes or to make payment for the Exercise Price of an Award shall be treated as settled in cash.

10.11    Lock-Up Agreement. In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Board and the Committee shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.
10.12    Stockholder Agreements/Investment Representations. As a condition to the exercise of an Option or the issuance of Common Stock hereunder, the Committee or the Board may require the Participant to enter into such agreements (including but not limited to a buy/sell or voting trust agreement) with respect to the shares as may be required of other stockholders of the Company. In addition, the Committee or the Board may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.
10.13    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

EXHIBIT 10.1

10.14    Minimum Vesting Requirement. No Award shall vest earlier than the date that is one (1) year following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may waive or provide for the lapse of such vesting restrictions upon the Participant’s death, Disability or upon a Change of Control, and (b) Awards that result in the issuance of an aggregate of up to five percent (5%) of the Common Stock that may be authorized for grant under Section 1.3(a) of the Plan (as such authorized number of shares of Common Stock may be adjusted as provided under the terms of the Plan) may be granted to any one or more Participants without regard to the minimum vesting requirement of this Section 10.14.
10.15    Dividend and Dividend Equivalents. The Committee may provide that any Award (other than Options and Stock Appreciation Rights) that relates to shares of Common Stock shall earn dividends or dividend equivalents; provided, however, that the Committee shall not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. Dividend or dividend equivalent rights shall be as specified in the Award Agreement or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.
ARTICLE XI
WITHHOLDING FOR TAXES
Any issuance of Common Stock pursuant to the exercise of an Option or a Stock Appreciation Right (if applicable) or in payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the Participant to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate Fair Market Value as of the date of such withholding that is not greater than the maximum statutory withholding rate, together with payment of any remaining portion of such tax amounts in cash or by certified check payable and acceptable to the Company. Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3 under the Exchange Act, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by applicable law) from such Award payment or exercise.

ARTICLE XII
MISCELLANEOUS
12.1      No Rights to Awards or Uniformity Among Awards. No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.
12.2      Conflicts with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.
12.3      Rights as Employee, Service Provider or Director. No person, even though eligible under this Plan, shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Service Provider or Director, or interfere with or limit in any way any right of the Company or its Affiliates to terminate the Participant’s Employment or service at any time. To the extent that an Employee of an Affiliate other than the Company receives an Award under the Plan, the Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
12.4      Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Texas, without regard to any principles of conflicts of law.
12.5      Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
12.6      Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law

EXHIBIT 10.1

deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
12.7      Other Laws. The Board or the Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.
12.8      Unfunded Obligations. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Except as provided under ARTICLE VI of the Plan with respect to the delivery of stock certificates, no provision of the Plan shall require or permit the Company or any Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company nor any Affiliates maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Service Providers or Non-Employee Directors under general law. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create nor constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, nor otherwise create any vested or beneficial interest in any Participant nor the Participant’s creditors in any assets of the Company or any Affiliate. The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of ERISA.
12.9    No Guarantee of Tax Consequences. Notwithstanding any provision herein to the contrary in terms of intent or effect, (i) the Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan; and (ii) neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.
12.10    Stockholder Agreements. The Board or the Committee may, from time to time, condition the grant, exercise or payment of any Award upon such Participant entering into a stockholders’ agreement, voting agreement, repurchase agreement or lockup or market standoff agreement in such form or forms as approved from time to time by the Board.
12.11    Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six (6) months plus one (1) day from the date of such “separation from service.”
12.12    No Additional Deferral Features. No Award shall contain or reflect, include or be subject to, or be amended or affected or supplemented by any other agreement (including, but not limited to, employment agreements, other plan or arrangements of deferred compensation) so as to contain, reflect, include or be subject to, a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Section 409A of the Code.
12.13    Compliance with Section 409A of the Code. Certain items of compensation paid pursuant to this Plan are or may be subject to Section 409A of the Code. In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.
12.14    Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

EXHIBIT 10.1

12.15    Effect on Prior Plan. The Plan replaces the Amended and Restated Tesco Corporation 2005 Incentive Plan (the "Prior Plan"). No further awards shall be granted under the Prior Plan following stockholder approval of the Plan. All outstanding awards isseud under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan.